UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2015

WELLS FARGO & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-02979	No. 41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of Principal Executive Offices) (Zip Code)

1-866-249-3302

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2015, the Board of Directors (the “Board”) of Wells Fargo & Company (the “Company”) amended and restated the Company’s By-Laws (the “By-Laws”), effective immediately, to implement proxy access for eligible stockholders through a new Section 3.11(a)(iv) and to make other conforming changes, updates, and clarifications to the By-Laws as summarized below.

The amendments relating to the implementation of proxy access, as well as conforming changes and updates regarding the nomination of directors and the proposal of business by stockholders, include the following:

¡	Permits a stockholder, or a group of up to 20 stockholders, who has continuously owned for 3 years at least 3 percent of the Company’s outstanding shares to nominate and include in the Company’s proxy statement nominees constituting up to the greater of 2 directors and 20 percent of the Board, subject to the terms and conditions specified in the By-Laws (Article III, Section 3.11(a)(iv));

¡	Updates the majority voting standard for uncontested director elections to account for the potential for proxy access director nominations (Article III, Section 3.6);

¡	Conforms and updates the informational requirements applicable to stockholders under the advance notice and proxy access provisions, including through updates to the definitions of “derivative instrument” and “short interest” and the relocation of those definitions to the Definitions section, and requires that a stockholder update and supplement information required to be provided to the Company under these provisions (Article III, Sections 3.11(a), (b), and (d) and Article I, Section 1.1);

¡	Specifies procedures for circumstances where a stockholder (or such stockholder’s qualified representative) does not appear at an annual or special stockholders’ meeting to present a nomination or proposed business, and the requirements for a person to be considered a qualified representative of a stockholder (Article III, Section 3.11(c)); and

¡	Clarifies the stockholders entitled to receive notice of the taking of a corporate action by written consent of stockholders (Article III, Section 3.12(a)).

Additional revisions to the By-Laws relating to developments in Delaware law, as well as other updates and clarifying changes, include the following:

¡	Provides for the ability to designate separate record dates for stockholders entitled to notice of and to vote at a meeting, clarifies the procedures for establishing the record date for stockholders entitled to notice of and vote at any adjourned meeting and the declaration of record dates for dividends and other distributions, and includes conforming changes to the content and timing of notices of meetings and adjourned meetings and the preparation of the stockholder list for stockholder meetings (Article III, Section 3.8(a), Section 3.4(a) and (b) and Section 3.7);

¡	Clarifies that holders of a majority in voting power (rather than a majority of the number of shares) of shares shall constitute a quorum for stockholder meetings and the business that can be transacted at adjourned meetings (Article III, Section 3.5);

¡	Clarifies for purposes of the voting of shares that a matter will be decided by the affirmative vote of the majority in voting power (rather than a majority of the number of shares) of shares present in person or represented by proxy and entitled to vote on the matter, unless a different or minimum vote is required by the Company’s Certificate of Incorporation, By-Laws, or applicable stock exchange rules, and makes conforming changes with respect to voting power when a separate vote by a class or series of shares is required and with respect to amendments to the By-Laws (Article III, Section 3.6(a) and (c) and Article VII, Section 7.4);

¡	Clarifies for preferred stock, voting as a separate class, that the Company’s Certificate of Incorporation specifies the voting rights relating to the election of directors for such shares of preferred stock (Article III, Section 3.6(b));

¡	Clarifies the scope of authority of the Board and the presiding person at stockholders’ meetings, including with respect to convening, recessing, and/or adjourning such meetings and establishing rules, regulations and procedures for the conduct of such meetings (Article III, Section 3.9);

¡	Clarifies the duties of the inspector of election at any stockholders’ meeting as those provided under Delaware law and as may be prescribed by the Board or chairman of such meeting (Article III, Section 3.10);

¡	Clarifies the procedures for waiver of notice by a director of a special meeting of the Board (Article IV, Section 4.8);

¡	Provides for a Board committee to designate an additional director to act as member at a meeting of the committee in the place of an absent or disqualified member of the committee (Article IV, Section 4.13); and

¡	Clarifies the procedures for claiming a certificate for shares lost, stolen or destroyed (Article VI, Section 6.4).

The foregoing summary of the amendments to the By-Laws is qualified in its entirety by reference to the actual text of the By-Laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description	Location

3.1	By-Laws of Wells Fargo & Company, as amended through December 17, 2015	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2015	WELLS FARGO & COMPANY

	By:	/s/ Anthony R. Augliera
Anthony R. Augliera
Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description	Location

3.1	By-Laws of Wells Fargo & Company, as amended through December 17, 2015	Filed herewith

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